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                                                                      EXHIBIT 11

                                      EXHIBIT II

                       YOUNG BROADCASTING INC. AND SUBSIDIARIES
                         RE COMPUTATION OF PER SHARE EARNINGS
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                                                               SIX MONTHS ENDED            THREE  MONTHS ENDED
                                                               ----------------            -------------------
                                                          JUNE 30,          JUNE 30,      JUNE 30,     JUNE 30,
                                                            1995              1996          1995         1996
                                                         ---------------------------    -------------------------
SHARES OF COMMON STOCK OUTSTANDING
   FOR THE ENTIRE PERIOD......................             10,819,049    10,548,181    10,840,745    10,464,483

ISSUANCE OF 21,696 SHARES OF COMMON STOCK TO THE
   COMPANY'S DEFINED CONTRIBUTION PLAN IN 1995.....            12,946             -             -             -

ISSUANCE OF 27,685 SHARES OF COMMON STOCK TO THE
   COMPANY'S DEFINED CONTRIBUTION PLAN IN 1996.....                 -        27,073             -             -

ISSUANCE OF 19,312 SHARES OF COMMON STOCK
   UPON EXERCISE OF OPTIONS IN 1995................             2,774             -         5,518             -

REPURCHASE OF 111,383 SHARES OF COMMON STOCK
   FROM J.P. MORGAN CAPITAL CORPORATION IN 1996....                 -      (110,152)            -             -

ISSUANCE OF 5,937 SHARES OF COMMON STOCK
   UPON EXERCISE OF OPTIONS IN 1996................                 -         2,690             -         5,350

ISSUANCE OF 9,937 SHARES OF COMMON STOCK
   UPON EXERCISE OF OPTIONS IN 1996................                 -         2,141             -         4,259
                                                          -----------   -----------   -----------   -----------

WEIGHTED AVERAGE SHARES OF COMMON
   STOCK OUTSTANDING...............................        10,834,769    10,469,933    10,846,263    10,474,092

PRIMARY DILUTIVE EFFECT OF 688,937 OPTIONS AND
   750,000 WARRANTS IN 1995 AND 658,551 OPTIONS AND
   750,000 WARRANTS IN 1996 EXPECTED TO BE
   EXERCISED UNDER THE TREASURY STOCK METHOD
   USING THE WEIGHTED AVERAGE MARKET PRICE OF
   THE COMPANY'S SHARES OF COMMON STOCK............            64,486             -       103,971       504,609
                                                          -----------   -----------   -----------   -----------

TOTAL PRIMARY WEIGHTED AVERAGE SHARES OF
   COMMON STOCK FOR THE PERIOD.....................        10,899,255             -    10,950,234    10,978,701
                                                          -----------   -----------   -----------   -----------

FULLY DILUTIVE EFFECT OF 688,937 OPTIONS AND
   750,000 WARRANTS IN 1995 AND 658,551 OPTIONS AND
   750,000 WARRANTS IN 1996 EXPECTED TO BE
   EXERCISED UNDER TREASURY STOCK METHOD USING
   THE PERIOD-END MARKET PRICE OF THE COMPANY'S
   SHARES OF COMMON STOCK..........................           298,220             -       339,199       623,351
                                                          -----------   -----------   -----------   -----------

TOTAL FULLY DILUTED WEIGHTED AVERAGE SHARES
   OF COMMON STOCK FOR THE PERIOD..................        11,132,989             -    11,185,462    11,097,443

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM............       $   284,144   $(1,461,413)  $ 2,948,922   $ 1,877,033
                                                          ===========   ============  ===========   ===========

NET INCOME (LOSS)..................................       $(8,840,856)  $(1,461,413)  $(6,176,078)  $ 1,877,033
                                                          ============  ============  ============  ===========

NET INCOME (LOSS) PER COMMON SHARE
 PRIMARY
   BEFORE EXTRAORDINARY ITEM.......................       $      0.03   $     (0.14)  $      0.27   $      0.17
                                                          ============  ============  ============  ===========

   NET INCOME (LOSS)...............................       $     (0.82)  $     (0.14)  $     (0.57)  $      0.17
                                                          ============  ============  ============  ===========

FULLY DILUTED
   BEFORE EXTRAORDINARY ITEM.......................       $      0.03   $     (0.14)  $      0.26   $      0.17
                                                          ============  ============  ============  ===========

   NET INCOME (LOSS)...............................       $     (0.82)  $     (0.14)  $     (0.57)  $      0.17
                                                          ============  ============  ============  ===========
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